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EXHIBIT 10.31



                      FRONTLINE COMMUNICATIONS CORPORATION

                  SUBSCRIPTION AGREEMENT made as of this 25th day of November, 2003 between Frontline Communications Corporation, a corporation organized under the laws of the State of Delaware with offices at One Blue Hill Plaza, P.O. Box 1548, Pearl River, New York 10965 (the "COMPANY"), and Scarborough Ltd. (the "SUBSCRIBER").

                  WHEREAS, the Company desires to issue in a private placement (the "PLACEMENT"): (i) 1,666,666 shares of the Company's common stock, $.01 par value ("COMMON STOCK"), (ii) one (1) three-year warrant (the "A WARRANT") to purchase 750,000 shares of the Company's Common Stock at an exercise price equal to $.01 per share, and (iii) one (1) fo31rty-five (45) day warrant (subject to extension as provided therein) (the "B WARRANT") to purchase 1,666,666 shares of the Company's Common Stock at an exercise price equal to $.30 per share plus, upon exercise of the B Warrant, one (1) three-year warrant (the "B2 WARRANT") to purchase 1,250,000 shares of the Company's Common Stock at an exercise price equal to $.01 per share, in the form attached as EXHIBIT A (collectively, the A, B and B2 Warrants, the "WARRANTS");

                  WHEREAS, Beaufort International Associates Limited (the "PLACEMENT AGENT") is acting as placement agent in connection with the Placement;

                  NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  I. SUBSCRIPTION FOR COMMON AND WARRANTS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

                  1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company 1,666,666 shares of Common Stock, one (1) A Warrant and one (1) B Warrant, at a price equal to $500,000, and the Company agrees to sell such Common Stock, A Warrant and B Warrant to the Subscriber for said purchase price. The purchase price is payable by certified or bank check made payable to "Loeb & Loeb, LLP, as Escrow Agent" or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. The Placement shall be consummated after the release of all funds and securities due hereunder held in escrow by Loeb & Loeb, LLP, as escrow agent (the "ESCROW AGENT") pursuant to the terms of paragraph 3.2 herein.

                  1.2 The Subscriber recognizes that the purchase of Common Stock, Warrants, the shares of common stock issuable upon the exercise of the A and B Warrants (the "WARRANT SHARES"), and the shares of common stock issuable upon the exercise of the B2 Warrants (the "B2 WARRANT SHARES") (collectively, the "SECURITIES") involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) an investment in the Securities is illiquid; and (iii) transferability of the securities comprising the Securities is extremely

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limited, as well as other risk factors as more fully set forth in the in the
Company's filings with the United States Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  1.3 The Subscriber represents and warrants that it is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act, and that he is able to bear the economic risk of an investment in the Securities.

                  1.4 The Subscriber acknowledges that it has prior investment experience, including investment in non-registered securities with a limited trading market and that he recognizes the highly speculative nature of this investment.

                  1.5 The Subscriber hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company that he has requested or desires to know and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Placement. The Subscriber represents that he was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

                  1.6 The Subscriber acknowledges that this offering of Securities may involve tax consequences and that neither the Company nor the Placement Agent has provided it with tax advice or information. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in Securities.

                  1.7 The Subscriber acknowledges that the Placement has not been reviewed by the SEC because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. The Subscriber represents that the Securities are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer such Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

                  1.8 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof, and to the issuance of stop transfer instructions with respect thereto.

                  1.9 The undersigned Subscriber further represents and warrants that: (i) it is authorized and otherwise duly qualified to purchase and hold the Securities; and (ii) that this Subscription Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

                  1.10 The Subscriber hereby represents that the address of Subscriber furnished by it at the end of this Subscription Agreement is the undersigned's principal business address.

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                  1.11 The Subscriber hereby represents that no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction, the Subscriber is not relying on any information, other than the results of independent investigation by the Subscriber.

                  1.12 The Subscriber acknowledges that at such time, if ever, as the Securities, are registered, sales of such securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

                  1.13 The Subscriber acknowledges that the Company will cause $125,000 out of the proceeds of the Placement to be used for principal, interest and other fee payments due under the Term Loan and Security Agreement dated April 3, 2003 among the Company, Proyecciones Y Ventas Organizadas, S.A. de C.V., and IIG Equity Opportunities Fund Ltd. (the "LOAN AGREEMENT").

                  II. REPRESENTATIONS BY THE COMPANY

                  2.1 The Company represents and warrants to the Subscriber that at the date hereof and at the Closing (as hereinafter defined):

                  (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

                  (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the board of directors of the Company and all other actions required to authorize and effect the offer and sale of the Securities will have been duly taken and approved.

                  (c) The Securities have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be the binding obligations of the Company.

                  (d) The Company will at all times have authorized and reserved a sufficient number of Warrant Shares and B2 Warrant Shares to provide for exercise of the Warrants.

                  (e) The issuance of the Warrant Shares and B2 Warrant Shares upon the exercise of the A, B and B2 Warrants in accordance with the terms of the Warrant Agreement shall be, against payment therefor (if any), validly issued, fully paid and nonassessable.

                  (f) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business, except where the failure to obtain any of the same would not be reasonably likely to have a material adverse effect on the Company; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.


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                  (g) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which would be reasonably likely to materially adversely affect the business, property, financial condition or operations of the Company.

                  (h) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of the Securities, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company's articles of incorporation or by-laws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

                  (i) The Company will cause $125,000 out of the proceeds of the Placement to be used for principal, interest and other fee payments due under the Loan Agreement.

                  (j) There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings. None of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  (k) Except as set forth in Schedule 2.1(k), since December 31, 2002, there has not been:

                           (i) Any change in the assets, liabilities, financial
                  condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

                           (ii) Any resignation or termination of any officer,
                  key employee or group of employees of the Company;


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                           (iii) Any material change, except in the ordinary
                  course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                           (iv) Any damage, destruction or loss, whether or not
                  covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                           (v) Any waiver by the Company of a valuable right or
                  of a material debt owed to it;

                           (vi) Any direct or indirect material loans made by
                  the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                           (vii) Any material change in any compensation
                  arrangement or agreement with any employee, officer, director or stockholder;

                           (viii) Any declaration or payment of any dividend or
                  other distribution of the assets of the Company;

                           (ix) Any labor organization activity related to the
                  Company;

                           (x) Any debt, obligation or liability incurred,
                  assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                           (xi) Any sale, assignment or transfer of any patents,
                  trademarks, copyrights, trade secrets or other intangible assets;

                           (xii) Any change in any material agreement to which
                  the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

                           (xiii) Any other event or condition of any character
                  that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

                           (xiv) Any arrangement or commitment by the Company to
                  do any of the acts described in subsection (i) through (xiii) above.

                  (l) Assuming the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the 1933 Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

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                  (m) The Common Stock of the Company is registered pursuant to
Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has furnished the Subscriber with copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, (ii) its Quarterly Reports on Form 10-QSB for the fiscal quarter ended March 31, 2003, June 30, 2003, and September 30, 2003 and
(iii) its Proxy Statement filed with the SEC on November 13, 2003 (collectively, the "SEC REPORTS"). The Company is eligible to file a registration statement on Form S-3 with the SEC. Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (n) The Company's Common Stock is listed for trading on the American Stock Exchange and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the American Stock Exchange or that the Common Stock and the Company do not meet all requirements for the continuation of such listing.

                  (o) In the event that shareholder approval is required to consummate the transaction contemplated by this Agreement under the rules of the American Stock Exchange, Nasdaq Stock Market or other applicable exchange, due to issuance of 20% or more of its outstanding common stock, the Company shall use its best efforts to obtain shareholder approval of such transaction on or before January 20, 2004 (the "APPROVAL"). The Company shall have received proxies from each of the executive officers and directors of the Company agreeing to vote in favor of the Approval.

                  (p) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the 1933 Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates

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

or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  III. TERMS OF SUBSCRIPTION

                  3.1 As compensation for the Placement Agent's services in connection with the Placement, the Company shall (A) pay to the Placement Agent a placement fee equal to 7% of $500,000, the purchase price of the Common Stock and Warrants sold in the Placement (of which $25,000 shall be paid upon the purchase of the Common Stock and Warrants and balance to be paid upon exercise of any portion of the B Warrants), plus the exercise price paid on the B Warrants to be paid in full on such exercise, (B) reimburse the accountable expenses of the Placement Agent, and (C) reimburse the Subscriber for its legal fees in an amount not to exceed $15,000. The Company shall also pay all expenses in connection with the qualification of the Securities under the securities or blue sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees.

                  3.2 Upon the signing of this Agreement by the Subscriber, all funds due hereunder shall be deposited in escrow with the Escrow Agent until such time as the Escrow Agent receives instructions to release such funds in accordance with the terms of the escrow agreement between the Company and the Escrow Agent (the "ESCROW AGREEMENT"). Upon the acceptance of this Agreement by the Company, all Common Stock and Warrants due hereunder shall be deposited in escrow with the Escrow Agent until such time as the Escrow Agent receives instructions to release such Common Stock and Warrants in accordance with the Escrow Agreement (the "CLOSING"). If the Company does not accept the subscription within seven (7) days, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to paragraph 3.5 hereof, and all such Common Stock and Warrants deposited hereunder by the Company shall be promptly returned to the Company.

                  3.3 The Subscriber hereby authorizes and directs the Escrow Agent to deliver certificates representing the Common Stock and Warrants to be issued to such Subscriber pursuant to this Subscription Agreement to the business address furnished by it at the end of this Subscription Agreement.

                  3.4 The Subscriber hereby authorizes and directs the Escrow Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

                  3.5 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Stock and Warrants or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Common Stock and Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Common Stock and Warrants. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Common Stock and Warrants, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.


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                  IV. REGISTRATION RIGHTS

                  4.1 AUTOMATIC REGISTRATION . The Company hereby agrees with the holders of the Common Stock and Warrants or their transferees (collectively, the "SECURITIES HOLDERS") that no later than ten (10) calendar days following the date of the Closing, the Company shall prepare and file a registration statement under the Securities Act with the SEC covering the Common Stock and Warrant Shares (the "REGISTRABLE SECURITIES"), and the Company will use its best efforts to cause such registration to become effective as promptly as practicable and within ninety (90) days thereafter. If (i) a registration statement covering applicable Registrable Securities is not filed on or before ten (10) calendar days following the date of the Closing, or (ii) a registration statement covering applicable Registrable Securities is not declared effective by the SEC on or before the date ninety (90) days thereafter (any such failure or breach being referred to as an "EVENT," and the date on which such Event occurs being referred to as an "EVENT DATE"), then, in any such case, as partial relief for the damages suffered therefrom by the Securities Holders (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall, on the Event Date and on the first day of each month following the Event Date until the triggering Event is cured, pay to each Securities Holder an aggregate amount, in cash, as liquidated damages and not as a penalty, equal to an amount equal to two percent (2%) (the "APPLICABLE PERCENTAGE") of $1,959,999, which is the aggregate fair market value of the Registrable Securities on the date hereof (the "SHARE MARKET VALUE") (calculated as $39,200) (the "LIQUIDATED DAMAGES"). The Liquidated Damages shall be payable for each month, or prorated for each portion thereof, that an Event has occurred and is continuing. In addition, for each month, or portion thereof, after the first month that Liquidated Damages are required to be paid hereunder, the Applicable Percentage shall be increased by one percentage point (for example, Liquidated Damages shall equal 2% of the Share Market Value for the first month following an Event Date, 3% of the Share Market Value for the next month, and so on until the Event has been cured). The payments to which a Securities Holder shall be entitled pursuant to this Section are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be calculated on a cumulative basis. If the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (or the maximum rate permitted by law), pro-rated for partial months, until paid in full.

                  The obligation of the Company under this Section 4.1 shall be limited to one registration statement and shall not apply to any Registrable Securities that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act.

                  4.2 AUTOMATIC B2 REGISTRATION . The Company hereby agrees with the holders of the B2 Warrants or their transferees (collectively, the "B2 SECURITIES HOLDERS") that no later than thirty (30) calendar days following the issuance of the B Warrants, the Company shall prepare and file a registration statement under the Securities Act with the SEC covering the B2 Warrant Shares (the "B2 REGISTRABLE SECURITIES"), and the Company will use its best efforts to cause such registration to become effective as promptly as practicable and within ninety (90) days thereafter. If (i) a registration statement covering applicable B2 Registrable Securities is not filed on or before thirty (30) calendar days following the issuance of the B Warrants, or (ii) a registration statement covering applicable B2 Registrable Securities is not declared effective by the SEC on or before the date ninety (90) days thereafter (any such failure or breach being referred to as a "B2 EVENT," and the date on which such B2 Event occurs being referred to as a "B2 EVENT Date"), then, in any such case, as partial relief for the damages suffered therefrom by the B2 Securities Holders (which remedy shall not be exclusive of any other remedies available at

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law or in equity), the Company shall, on the B2 Event Date and on the first day of each month following the B2 Event Date until the triggering B2 Event is cured, pay to each B2 Securities Holder an aggregate amount, in cash, as liquidated damages and not as a penalty, equal to an amount equal to two percent (2%) (the "B2 APPLICABLE PERCENTAGE") of $600,000, which is the aggregate fair market value of the B2 Registrable Securities on the date hereof (the "B2 SHARE MARKET VALUE") (calculated as $12,000) (the "B2 LIQUIDATED DAMAGES"). The B2 Liquidated Damages shall be payable for each month, or prorated for each portion thereof, that a B2 Event has occurred and is continuing. In addition, for each month, or portion thereof, after the first month that B2 Liquidated Damages are required to be paid hereunder, the B2 Applicable Percentage shall be increased by one percentage point (for example, B2 Liquidated Damages shall equal 2% of the B2 Share Market Value for the first month following a B2 Event Date, 3% of the B2 Share Market Value for the next month, and so on until the B2 Event has been cured). The payments to which a B2 Securities Holder shall be entitled pursuant to this Section are referred to herein as "B2 REGISTRATION DELAY PAYMENTS." B2 Registration Delay Payments shall be calculated on a cumulative basis. If the Company fails to make B2 Registration Delay Payments in a timely manner, such B2 Registration Delay Payments shall bear interest at the rate of 2.0% per month (or the maximum rate permitted by law), pro-rated for partial months, until paid in full.

                  The obligation of the Company under this Section 4.2 shall be limited to one registration statement and shall not apply to any B2 Registrable Securities that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act.

                  4.3 "PIGGYBACK" REGISTRATION RIGHTS. At any time commencing six months after the Closing, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all Securities Holders and B2 Securities Holders of record. Upon the written request from any such holders (the "REQUESTING HOLDERS"), within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Registrable Securities and B2 Registrable Securities to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities and B2 Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 4.3 shall be underwritten in whole or in part, the Company may require that the Registrable Securities and B2 Registrable Securities requested for inclusion pursuant to this Section 4.3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities and B2 Registrable Securities originally covered by a request for registration (the "REQUESTED STOCK") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock or other securities offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  The obligation of the Company under this Section 4.3 shall not apply to Registrable Securities and B2 Registrable Securities that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Securities Act.

                  4.4 FORM S-3 REGISTRATION. In case the Company shall be obligated to effect a registration pursuant to the terms hereunder, the Company shall use its best efforts to effect such registration on Form S-3, or any successor SEC short-form registration statement with respect to the Registrable Securities and B2 Registrable Securities, if Form S-3 is available for such offering by the Securities Holders or B2 Securities Holders under applicable federal securities laws.

                  4.5 REGISTRATION PROCEDURES. To the extent required by Section 4.1, Section 4.2, Section 4.3, and Section 4.4 the Company will:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective;

                  (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                  (c) furnish to the Securities Holders or B2 Securities Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Securities Holders and B2 Securities Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) notify the Securities Holders or B2 Securities Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify the Securities Holders or B2 Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the SEC, promptly upon the request of any Securities Holders or B2 Securities Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Securities Holders or B2 Securities Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Securities Holders or B2 Securities Holders;

                  (h) prepare and promptly file with the SEC and promptly notify such Securities Holders or B2 Securities Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (i) advise the Securities Holders or B2 Securities Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  The Securities Holders and B2 Securities Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Registrable Shares or B2 Registrable Shares, including completion of customary questionnaires.

4.6      EXPENSES.

                  (a) With respect to the registration required pursuant to Sections 4.1, 4.2, and 4.3 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company.

                  (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. The Company shall be responsible for fees and disbursements of counsel and accountants for the Securities Holders or B2 Securities Holders and any other expenses incurred by the Securities Holders or B2 Securities Holders not expressly included above up to $5,000.

                  4.7 INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless each Securities Holder of Registrable Securities or B2 Securities Holder of B2 Registrable Shares which are included in a registration statement pursuant to the provisions of Section 4.1, Section 4.2, or Section 4.3 hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such Securities Holders or B2 Securities Holder and each person, if any, who controls such Securities Holders or B2 Securities Holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such Securities Holders or B2 Securities Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Securities Holders or B2 Securities Holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Securities Holders or B2 Securities Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each Securities Holders of Registrable Securities or B2 Securities Holder of B2 Registrable Securities included in a registration pursuant to the provisions of Section 4.1, Section 4.2, or Section 4.3 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by or on behalf of such Securities Holders or B2 Securities Holder specifically for use in the preparation thereof; provided however, that the total amounts payable in indemnity by the Securities Holders or B2 Securities Holder under this Section
4.7 shall not exceed the net proceeds received by the Securities Holders or B2 Securities Holder in the registered offering out of which such all loss, damage, liability, cost and expense arises.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from

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

any liability which it may have to any indemnified party hereunder, except to the extent that the indemnifying party is actually prejudiced thereby. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  V. MISCELLANEOUS

                  5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, One Blue Hill Plaza, 7th Floor, P.O. Box 1548, Pearl River, New York 10965, Attention:
Stephen J. Cole-Hatchard, Chief Executive Officer, and to the Subscriber at its address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

                  5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                  5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to such states laws regarding conflicts of laws. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                  5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                  5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

                  5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                  5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


Scarborough Ltd.

By:
   --------------------------------------------
     Name: Clive Dakin
     Title:

c/o Euroba Management Limited
73 Front Street, 4th Floor
Hamilton HM 12 Bermuda


----------------------------------------------
Taxpayer Identification Number of Subscriber


$500,000
----------------------------------------------
Dollar Amount of Units Subscribed For



Subscription Accepted:


FRONTLINE COMMUNICATIONS CORPORATION

By:
    ------------------------------------------
     Name:
     Title




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